UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2018

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Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard S. Chernicoff

On March 21, 2018, Richard S. Chernicoff resigned, effective immediately, as President and Chief Operating Officer and as a member of the board of directors (the “Board”) of Great Elm Capital Group, Inc. (the “Company”). Mr. Chernicoff’s resignation was not related to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Following Mr. Chernicoff’s departure, the number of members on the Board decreased to seven persons.

In connection with his resignation, Mr. Chernicoff entered into post-employment consulting arrangements with the Company pursuant to a letter agreement with the Company (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Chernicoff will continue to provide services to the Company as an independent contractor in a consulting capacity for which he will receive an upfront payment of $100,000 and may earn additional compensation based on certain performance-based criteria specified in the Consulting Agreement. In addition, as of March 21, 2018, all vesting conditions related to Mr. Chernicoff’s outstanding performance-based restricted shares of the Company will be deemed to have been satisfied. The Company will also pay up to $30,000 of COBRA insurance coverage premiums for Mr. Chernicoff and his family members for a period of one year, and will reimburse him for his reasonable and documented out-of-pocket costs in connection with performing his services under the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018.

Appointment of Adam M. Kleinman

On March 21, 2018, the Board appointed Adam M. Kleinman to assume Mr. Chernicoff’s position as President and Chief Operating Officer of the Company, effective immediately.

Mr. Kleinman, 43, currently serves as Chief Operating Officer, General Counsel and Chief Compliance Officer of Great Elm Capital Management, Inc. (“GECM”). GECM, a wholly-owned subsidiary of the Company, is the external manager and investment adviser of pooled investment vehicles and accounts, including Great Elm Capital Corp. (“GECC”), an externally-managed business development company that invests in the debt instruments of middle market companies with a focus on special situations and catalyst-driven opportunities. Mr. Kleinman currently serves as the Chief Compliance Officer of GECC. Prior to joining GECM and GECC in 2017, Mr. Kleinman served as Partner, Chief Operating Officer and General Counsel of MAST Capital Management, LLC, a private investment manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: March 23, 2018	/s/ John J. Woods
By: John J. Woods
Title: Chief Financial Officer